Exhibit 99.1
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EPICEPT
CORPORATION
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Contacts

EPICEPT CORPORATION:                            INVESTORS:
(914) 606-3572                                  LIPPERT/HEILSHORN & ASSOCIATES
Robert W. Cook                                  (212) 838-3777
rcook@epicept.com                               Kim Sutton Golodetz
                                                kgolodetz@lhai.com

MEDIA:                                          Bruce Voss
FEINSTEIN KEAN HEALTHCARE                       bvoss@lhai.com
(617) 577-8110 Francesca T. DeVellis            (310) 691-7100
francesca.devellis@fkhealth.com



            EPICEPT CORPORATION RECEIVES NASDAQ NOTICE OF COMPLIANCE Listing of Company's Securities to Continue on Nasdaq Stock Market

TARRYTOWN, N.Y. - (APRIL 10, 2007) - EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) announced that it received notification today from the Nasdaq Listing Qualifications Panel that the Company is in compliance with the Panel's decision, dated January 26, 2007, that EpiCept hold a special meeting of stockholders and secure approval of two financing transactions completed on December 21, 2006. The Panel had ruled that such approval was required for the continued listing of EpiCept's securities on The Nasdaq Stock Market.

On April 9, 2007, EpiCept announced that the two transactions, a private placement and standby equity distribution agreement, were approved by the stockholders at a special meeting held on Friday, April 6, 2007.

The Company also announced today that in its Annual Report on Form 10-K for the year ended December 31, 2006, filed on April 2, 2007, the Company's independent registered public accounting firm's report expressed an unqualified opinion on the December 31, 2006 consolidated financial statements and included an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern. The Company's independent registered public accounting firm also expressed an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

ABOUT EPICEPT CORPORATION

EpiCept is focused on unmet needs in the treatment of pain and cancer. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, or AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in Tarrytown, N.Y., and its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS

This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that the anticipated market potential for our product candidates is not realized, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with our ability to maintain our listing on The Nasdaq Capital Market; risks associated with our ability to have our common stock readmitted to trading on The Nasdaq Global Market; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors

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